NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER 2023 RESULTS
Strong momentum in LTL volumes
Growth with LTL freight forwarders and direct shippers
Continued weak demand for intermodal and truckload brokerage services

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 30, 2023 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and nine months ended September 30, 2023 as presented in the tables below.

Tom Schmitt, Chairman, President and CEO, commenting on third quarter results said, “Precision execution of our revenue growth strategies led to positive volume trends and improved freight quality metrics. In the first weeks of the fourth quarter, we have seen continued momentum with +6% pounds per day growth over the same period in the prior year. In addition to the growth of our LTL volumes, our third quarter of 2023 weight per shipment increased +8% over the same period in the prior year. After a sluggish start to the third quarter, our LTL line of business achieved an operating ratio of approximately 85.5% for September 2023, a sequential improvement of 80 basis points from June 2023.”

Mr. Schmitt continued, “We are growing with both our domestic freight forwarder and direct shipper customers. Subsequent to the announcement of our proposed acquisition of Omni Logistics on August 10, our average daily volumes with domestic freight forwarders increased by more than 14%. In addition, we grew our LTL direct shipper customer count by more than 33% from third quarter of 2022 to third quarter of 2023 to over 240 direct shipper customers. We are winning market share with the direct shipper customer who does not use a domestic freight forwarder. A key focus area has been the expansion of our door-to-door solution. We built a commercial team dedicated to working closely with customers on selecting, pricing and handling freight, and we added new terminals in 2023 that were strategically located in markets closer to current and future customers. In the third quarter of 2023, our door-to-door revenue increased 12% over the same period in the prior year. We believe our service, being the best in the LTL industry in damage-free, intact, on-time shipments, continues to make us the most compelling choice for customers with high value freight needs.”

In closing, Mr. Schmitt said, “Over the next few weeks, we are excited to share the next phase of the Grow Forward revenue strategy that includes a further enhanced LTL focus. Also, to ensure corporate clarity, we are accelerating our strategic portfolio review.”

Regarding the third quarter results, Rebecca J. Garbrick, CFO, said, “Market demand continues to be challenged for our intermodal and truckload brokerage services as both lines of business are navigating an extended weak freight environment. Softer demand for our intermodal and truckload brokerage services combined with a decrease in the price of diesel over the same period in the prior year resulted in a 19% decline in revenues on a consolidated basis, and reported net income per diluted share of $0.36 and adjusted net income per diluted share of $0.99.”

Ms. Garbrick continued, regarding fourth quarter of 2023 guidance, “We expect our year-over-year revenue to decline 7% to 17% and adjusted net income per diluted share in the range of $0.98 to $1.02, compared to reported net income per diluted share of $1.60 and adjusted net income per diluted share of $1.65 in the fourth quarter of 2022.”

	Three Months Ended
(in thousands, except per share data)	September 30, 2023	September 30, 2022	Change	Percent Change
Operating revenue	$413,447	$510,023	$(96,576)	(18.9)%
Income from operations	$15,493	$71,665	$(56,172)	(78.4)%
Operating margin	3.7%	14.1%	(1,040) bps
Net income	$9,288	$52,133	$(42,845)	(82.2)%
Net income per diluted share	$0.36	$1.93	$(1.57)	(81.3)%
Cash provided by operating activities	$29,865	$83,994	$(54,129)	(64.4)%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$37,864	$71,665	$(33,801)	(47.2)%
Adjusted net income	$25,462	$52,133	$(26,671)	(51.2)%
Adjusted net income per diluted share	$0.99	$1.93	$(0.94)	(48.9)%
EBITDA	$30,999	$83,934	$(52,935)	(63.1)%
Free cash flow	$24,126	$77,922	$(53,796)	(69.0)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

	Nine Months Ended
(in thousands, except per share data)	September 30, 2023	September 30, 2022	Change	Percent Change
Operating revenue	$1,242,695	$1,492,203	$(249,508)	(16.7)%
Income from operations	$96,213	$204,561	$(108,348)	(53.0)%
Operating margin	7.7%	13.7%	(600) bps
Net income	$65,607	$150,249	$(84,642)	(56.3)%
Net income per diluted share	$2.50	$5.53	$(3.03)	(54.8)%
Cash provided by operating activities	$159,431	$196,814	$(37,383)	(19.0)%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$124,084	$204,267	$(80,183)	(39.3)%
Adjusted net income	$86,232	$150,029	$(63,797)	(42.5)%
Adjusted net income per diluted share	$3.29	$5.53	$(2.24)	(40.5)%
EBITDA	$139,867	$239,555	$(99,688)	(41.6)%
Free cash flow	$139,288	$172,836	$(33,548)	(19.4)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

On October 24, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on November 22, 2023 and is expected to be paid on December 7, 2023. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2023, payable in quarterly increments of $0.24 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

Review of Financial Results
Forward Air will hold a conference call to discuss third quarter 2023 results on Tuesday, October 31, 2023 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 767-5679, Access Code: 7274129.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating revenue:
Expedited Freight	$351,346	$395,635	$1,028,276	$1,181,083
Intermodal	62,183	114,421	214,603	311,272
Eliminations and other operations	(82)	(33)	(184)	(152)
Operating revenues	413,447	510,023	1,242,695	1,492,203
Operating expenses:
Purchased transportation	190,766	229,326	557,626	693,648
Salaries, wages and employee benefits	88,159	90,755	254,365	263,194
Operating leases	22,662	24,965	76,094	71,097
Depreciation and amortization	15,506	12,269	43,654	34,994
Insurance and claims	13,626	12,093	40,768	37,257
Fuel expense	5,917	6,772	16,975	20,951
Other operating expenses	61,318	62,178	157,000	166,501
Total operating expenses	397,954	438,358	1,146,482	1,287,642
Income (loss) from operations:
Expedited Freight	36,351	56,304	100,298	167,091
Intermodal	4,744	16,610	20,259	43,005
Other Operations	(25,602)	(1,249)	(24,344)	(5,535)
Income from operations	15,493	71,665	96,213	204,561
Other expense:
Interest expense, net	(2,655)	(1,544)	(7,595)	(3,521)
Total other expense	(2,655)	(1,544)	(7,595)	(3,521)
Income before income taxes	12,838	70,121	88,618	201,040
Income tax expense	3,550	17,988	23,011	50,791
Net income and comprehensive income	$9,288	$52,133	$65,607	$150,249

Net income per share:
Basic	$0.36	$1.94	$2.51	$5.56
Diluted	$0.36	$1.93	$2.50	$5.53

Dividends per share:	$0.24	$0.24	$0.72	$0.72

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2023	Percent of Revenue	September 30, 2022	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$216,977	61.8%	$240,482	60.8%	$(23,505)	(9.8)%
Truckload	38,800	11.0	55,607	14.1	(16,807)	(30.2)
Final Mile	72,471	20.6	76,822	19.4	(4,351)	(5.7)
Other	23,098	6.6	22,724	5.7	374	1.6
Total operating revenue	351,346	100.0	395,635	100.0	(44,289)	(11.2)

Operating expenses:
Purchased transportation	171,910	48.9	200,783	50.7	(28,873)	(14.4)
Salaries, wages and employee benefits	69,468	19.8	71,543	18.1	(2,075)	(2.9)
Operating leases	17,518	5.0	15,819	4.0	1,699	10.7
Depreciation and amortization	10,319	2.9	8,140	2.1	2,179	26.8
Insurance and claims	10,190	2.9	9,196	2.3	994	10.8
Fuel expense	3,026	0.9	2,873	0.7	153	5.3
Other operating expenses	32,564	9.3	30,977	7.8	1,587	5.1
Total operating expenses	314,995	89.7	339,331	85.8	(24,336)	(7.2)
Income from operations	$36,351	10.3%	$56,304	14.2%	$(19,953)	(35.4)%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	September 30, 2023	September 30, 2022	Percent Change

Business days	63	64	(1.6)%

Tonnage [1,2]
Total pounds	685,756	698,004	(1.8)
Pounds per day	10,885	10,906	(0.2)

Shipments [1,2]
Total shipments	835	916	(8.8)
Shipments per day	13.3	14.3	(7.0)

Weight per shipment	821	762	7.7

Revenue per hundredweight [3]	$31.66	$34.70	(8.8)
Revenue per hundredweight, ex fuel [3]	$24.20	$26.05	(7.1)

Revenue per shipment [3]	$259.94	$264.30	(1.6)
Revenue per shipment, ex fuel [3]	$198.71	$198.39	0.2

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2023	Percent of Revenue	September 30, 2022	Percent of Revenue	Change	Percent Change
Operating revenue	$62,183	100.0%	$114,421	100.0%	$(52,238)	(45.7)%

Operating expenses:
Purchased transportation	18,945	30.5	28,610	25.0	(9,665)	(33.8)
Salaries, wages and employee benefits	16,118	25.9	17,945	15.7	(1,827)	(10.2)
Operating leases	5,144	8.3	9,146	8.0	(4,002)	(43.8)
Depreciation and amortization	5,187	8.3	4,129	3.6	1,058	25.6
Insurance and claims	2,758	4.4	2,241	2.0	517	23.1
Fuel expense	2,892	4.7	3,899	3.4	(1,007)	(25.8)
Other operating expenses	6,395	10.3	31,841	27.8	(25,446)	(79.9)
Total operating expenses	57,439	92.4	97,811	85.5	(40,372)	(41.3)
Income from operations	$4,744	7.6%	$16,610	14.5%	$(11,866)	(71.4)%

Intermodal Operating Statistics

	Three Months Ended
	September 30, 2023	September 30, 2022	Percent Change
Drayage shipments	68,576	89,236	(23.2)%
Drayage revenue per shipment	$823	$1,203	(31.6)%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$18,843	$45,822
Accounts receivable, net	191,758	221,028
Other current assets	27,129	37,465
Total current assets	237,730	304,315

Property and equipment, net	258,248	249,080
Operating lease right-of-use assets	134,726	141,865
Goodwill	356,763	306,184
Other acquired intangibles, net	146,710	154,801
Other assets	56,404	51,831
Total assets	$1,190,581	$1,208,076

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$45,702	$54,601
Accrued expenses	56,552	54,291
Other current liabilities	21,619	3,956
Current portion of debt and finance lease obligations	15,053	9,444
Current portion of operating lease liabilities	51,515	47,106
Total current liabilities	190,441	169,398

Finance lease obligations, less current portion	23,387	15,844
Long-term debt, less current portion and debt issuance costs	118,857	106,588
Operating lease liabilities, less current portion	87,938	98,865
Other long-term liabilities	50,966	59,044
Deferred income taxes	53,292	51,093

Shareholders’ equity:

Preferred stock	—	—
Common stock	257	265
Additional paid-in capital	280,640	270,855
Retained earnings	384,803	436,124
Total shareholders’ equity	665,700	707,244
Total liabilities and shareholders’ equity	$1,190,581	$1,208,076

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2023	September 30, 2022
Operating activities:
Net income from operations	$9,288	$52,133
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	15,506	12,269
Share-based compensation expense	3,043	2,676
Provision for revenue adjustments	2,782	4,368
Deferred income tax expense	17	—
Other	1,396	(966)
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(19,425)	(6,421)
Other receivables	—	1,004
Other current and noncurrent assets	(6,916)	2,825
Accounts payable and accrued expenses	24,174	16,106
Net cash provided by operating activities	29,865	83,994

Investing activities:
Proceeds from sale of property and equipment	104	656
Purchases of property and equipment	(5,843)	(6,728)
Net cash used in investing activities	(5,739)	(6,072)

Financing activities:
Repayments of finance lease obligations	(2,949)	(1,626)
Payments on credit facility	(375)	(40,375)
Payments of dividends to shareholders	(6,198)	(6,467)
Repurchases and retirement of common stock	(14,019)	(29,994)
Payment of minimum tax withholdings on share-based awards	(23)	—
Net cash used in financing activities	(23,564)	(78,462)

Net increase (decrease) in cash and cash equivalents	562	(540)

Cash and cash equivalents at beginning of period	18,281	47,386
Cash and cash equivalents at end of period	$18,843	$46,846

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30, 2023	September 30, 2022
Operating activities:
Net income from operations	$65,607	$150,249
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	43,654	34,994
Change in fair value of earn-out liability	—	(294)
Share-based compensation expense	9,352	8,743
Provision for revenue adjustments	8,311	7,302
Deferred income tax expense	2,199	1,962
Other	964	417
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	18,874	(43,172)
Other receivables	—	8,097
Other current and noncurrent assets	4,207	6,743
Accounts payable and accrued expenses	6,263	21,773
Net cash provided by operating activities	159,431	196,814

Investing activities:
Proceeds from sale of property and equipment	3,275	1,423
Purchases of property and equipment	(23,418)	(25,401)
Purchase of a business, net of cash acquired	(56,703)	(40,433)
Net cash used in investing activities	(76,846)	(64,411)

Financing activities:
Repayments of finance lease obligations	(6,936)	(4,209)
Proceeds from credit facility	45,000	—
Payments on credit facility	(31,125)	(48,625)
Payment of earn-out liability	—	(91)
Proceeds from issuance of common stock upon stock option exercises	—	206
Payments of dividends to shareholders	(18,798)	(19,461)
Repurchases and retirement of common stock	(93,811)	(47,774)
Proceeds from common stock issued under employee stock purchase plan	421	374
Payment of minimum tax withholdings on share-based awards	(4,315)	(3,293)
Net cash used in financing activities	(109,564)	(122,873)

Net (decrease) increase in cash and cash equivalents	(26,979)	9,530

Cash and cash equivalents at beginning of period	45,822	37,316
Cash and cash equivalents at end of period	$18,843	$46,846

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and nine months ended September 30, 2023 and 2022, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, adjusted income from operations, adjusted net income, and adjusted net income per diluted share.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Due to the forward-looking nature of the fourth quarter 2023 guidance for adjusted net income per diluted share, the Company is unable to reconcile this non-GAAP measure to the most directly comparable GAAP measure because the comparable GAAP measure is not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation.

The following is a reconciliation of net income to EBITDA for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$9,288	$52,133	$65,607	$150,249
Interest expense	2,655	1,544	7,595	3,521
Income tax expense	3,550	17,988	23,011	50,791
Depreciation and amortization	15,506	12,269	43,654	34,994
EBITDA	$30,999	$83,934	$139,867	$239,555

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$29,865	$83,994	$159,431	$196,814
Proceeds from sale of property and equipment	104	656	3,275	1,423
Purchases of property and equipment	(5,843)	(6,728)	(23,418)	(25,401)
Free cash flow	$24,126	$77,922	$139,288	$172,836

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three and nine months ended September 30, 2023 and 2022 (in thousands, except net income per diluted share):

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income	Net Income Per Diluted Share
As Reported	$15,493	$9,288	$0.36	$71,665	$52,133	$1.93
Due diligence and transaction costs	22,371	16,174	0.63	—	—	—
As Adjusted	$37,864	$25,462	$0.99	$71,665	$52,133	$1.93

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $6,197.

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$96,213	$65,607	$2.50	$204,561	$150,249	$5.53
Due diligence and transaction costs	27,871	20,625	0.79	—	—	—
Change in the fair value of the earn-out liability	—	—	—	(294)	(220)	(0.01)
As Adjusted	$124,084	$86,232	$3.29	$204,267	$150,029	$5.53

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $7,246.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is ($74).

The following is a reconciliation of reported net income per diluted share to adjusted net income per diluted share for the three months ended December 31, 2022:

Net Income Per Diluted Share[1]
Continuing Operations	Three Months Ended December 31, 2022
As reported	$1.60
Vehicle liability reserve	0.04
Due diligence and integration costs	0.01
As adjusted	$1.65
1 Net income per diluted share is after tax

The following information is provided to supplement this press release.

Actual	Three Months Ended September 30, 2023
Net income	$9,288
Income allocated to participating securities	(57)
Numerator for diluted net income per share - net income	$9,231

Weighted-average common shares and common share equivalent outstanding - diluted	25,771
Diluted net income per share	$0.36

Projected	Full year 2023
Projected tax rate	26.7%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$32,000

Projected	December 31, 2023
Projected weighted-average common shares and common share equivalent outstanding - diluted	26,000

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding the Company’s ability to grow its existing customer base, expectations of market share growth, expectations regarding the impact of the Company’s revenue growth strategies and its ongoing portfolio review, expectations regarding customer demand for the Company’s services as well as the performance of the Company’s LTL services, expectations regarding the Company's fourth quarter 2023 guidance, including with respect to revenue and net income per diluted share, the future declaration of dividends and, the quarterly and full year 2023 anticipated dividends per share, expectations regarding future debt and financing levels and expectations regarding the transactions involving Omni Logistics, including whether or not such transactions are consummated and, if consummated, whether such transactions meet expectations regarding timing, completion and the outcome thereof.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the outcome and related impact of the proposed acquisition of Omni Logistics, continued weakening of the freight environment, future debt and financing levels, the outcome of the transactions involving Omni Logistics, including any legal proceedings related to such transactions, our ability to manage our growth and ability to grow, in part, through acquisitions, (including the acquisition involving Omni Logistics) while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any Forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com